UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Seven Arts Entertainment Inc. (“Seven Arts” or the “Company”) announced today that Seven Arts Pictures Louisiana LLC (“SAPLA”) has filed both an audit with the Louisiana Department of Economic Development of its film infrastructure expenses at 807 Esplanade Avenue in New Orleans, Louisiana (“Property”) and a compilation with the Department of Parks, US Department of Interior and the Louisiana Historic District Commission of its historic rehabilitation expenses in connection with the Property.  Seven Arts will be entitled to receive on or before December 31, 2012 from SAPLA approximately $8,800,000 of Federal and Louisiana historic rehabilitation tax credits and Louisiana film infrastructure tax credits earned by SAPLA based on the audit and compilation.  The Company expects to realize the cash value of these tax credits by assignment to third parties at discounts customary in the market, but which should result in receipt by Seven Arts of in excess of $8,000,000.

As has been previously announced, the Company intends to operate through an affiliate a full service production and post-production facility at the Property.  The Company expects to commence full operations at the Property in September, 2012 for both its own productions and third party productions filming in Louisiana under Louisiana’s successful film investment tax credit provisions.

On July 23, 2012, we issued a press release announcing the filing of the audit of its film infrastructure expenses at 807 Esplanade Avenue and the compilation its historic rehabilitation expenses in connection with the Property .

Shares in Issue.

As of June 30 2012 (the Company’s financial year-end) , the Company had  96,793,011 shares in issue. Since the last reported number of shares on May10, 2012 in the March 31 2012 10-Q , the Company has issued the following unregistered securities.

New Stock Issuances from May 10, 2012 through June 30, 2012

6,659,364	common shares were issued in satisfaction of $240,000 of film loans previouslyconverted at an average conversion price of $0.04/share. (high of $0.09 and low of $0.02)

18,109,801	common shares were issued in satisfaction of the $796,152 of newly converted debtat an average conversion price of $0.04/share. (high of $0.08 and low of $0.04)

2,568,383	common shares were issued in satisfaction of $200,000 of existing overhead liabilities (loan interest) at an average conversion price of $0.04/share

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release dated July 23, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

July 23, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer